EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 16, 1999 (the "Effective Date"), between JUSTIN INDUSTRIES, INC., a Texas corporation (the "Company"), and RICHARD J. SAVITZ ("Executive").

     WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Employment and Duties. Upon the terms and subject to the conditions set forth herein, the Company hereby employs Executive during the Term (as such term is hereinafter defined), and Executive accepts employment with the Company during the Term, to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company. Executive shall perform such additional executive duties and responsibilities with the Company and/or its direct or indirect subsidiaries, and shall enjoy such additional offices and powers, as may be assigned or delegated to Executive from time to time by the Board of Directors of the Company or its designee. The Executive shall report to the Chief Executive Officer of the Company or his designee.

     2. Term. The initial term of this Agreement and Executive's employment hereunder shall commence on the Effective Date and continue until December 31, 2000 (the "Initial Expiration Date"), unless sooner terminated pursuant to the termination provisions hereof. The term of this Agreement and Executive's employment hereunder is referred to herein as the "Term".

     3. Exclusive Service. Executive shall devote his exclusive and full time services to the performance of his duties and obligations hereunder during the Term and to the business of the Company; provided, however, that, subject to Executive's fiduciary duties and to the restrictions set forth in Sections 9 through 11 hereof, (i) Executive shall not be prohibited from investing his assets in such form or manner as will not require his services in the operation of the affairs of the entities in which such investments are made or, in the aggregate, detract from the performance by Executive of his duties and obligations hereunder, and (ii) Executive may engage in activities involving charitable, educational, religious and similar types of organizations, speaking engagements and similar type activities to the extent that such other activities do not detract from the performance by Executive of his duties and obligations hereunder.

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     4.   Compensation.  As compensation for services rendered to the Company pursuant to this Agreement, the Company shall pay to Executive a base salary (the "Base Salary"). The Base Salary shall be paid at an annual rate of $275,000. The Base Salary will be paid in equal periodic installments in accordance with the standard payroll policies, practices and procedures of the Company as from time to time in effect, from which shall be deducted state and federal income taxes, local income or earnings taxes, social security taxes, and such other and similar payroll taxes and charges as may be required or appropriate under applicable law. In addition to Base Salary, Executive shall be entitled to participate in any bonus program for officers or key employees of the Company, if and to the extent and for such period of time that the Company, in its sole discretion, establishes such a program, subject to such performance goals, targets and other terms and conditions as may be made applicable to Executive under any such program, which terms and conditions may be different from those offered to other officers and employees of the Company. Further, the Company shall (a) grant to Executive an option to purchase 15,000 shares of the common stock of the Company, in accordance with the terms of the Company's 1999 Performance Incentive Plan and the Stock Option Agreement attached hereto as Exhibit A, and (b) grant to Executive 10,000 shares of restricted common stock in accordance with the terms of the Company's 1999 Performance Incentive Plan and the Restricted Stock Award Agreement attached hereto as Exhibit B.

     5. Expense Reimbursement. The Company shall pay or reimburse Executive for all reasonable out-of-pocket expenses incurred or paid by the Executive in the course of his duties hereunder in accordance with the Company's standard policies, practices and procedures as in effect generally from time to time with respect to a person holding an executive office with the Company.

     6. Other Benefits. During the Term, Executive shall be entitled to such holidays and sick leave as are consistent with the Company's standard policies for a person holding an executive office with the Company. Executive shall also be eligible, from and after the Effective Date, for participation in such group insurance, hospitalization, major medical, dental and disability insurance as such programs may be from time to time implemented, modified or maintained and made available in the sole discretion of the Company for a person holding an executive office with the Company.

     7.   Early Termination of Term of Agreement; Effect of Termination.

          (a) The Term and the employment of Executive hereunder may be terminated (a "Termination") prior to the Initial Expiration Date or any Renewal Expiration Date in any of the following circumstances:

               (i)    immediately, if Executive dies; or

               (ii) by the Company in the event of illness, accident or other disability (physical or mental) of Executive as a result of which Executive is unable to perform the duties required hereunder for such period of time provided by the Company's then disability policy or, if no such disability policy is in effect, for a period of 60 days during any 12 month period. The Company may terminate the employment of Executive by written notice to Executive, which notice shall be effective upon the date of sending such notice.

               (iii) by the Company at any time for its convenience and without Cause upon 30 days' prior written notice thereof to Executive; or

                                       2
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               (iv)   by Executive for his convenience and without cause at any
          time upon 30 days' prior written notice thereof to the Company; or

               (v) at the option of the Company for "Cause" (as such term is hereinafter defined) upon the Company providing written notice thereof to the Company of the basis of such Termination.

          (b) In addition to the foregoing, upon any expiration of the Term or the occurrence of a Termination for any reason, then, except as otherwise specified in this Agreement, the Company and Executive shall be released from any further obligations hereunder, but the Company and Executive shall retain and may exercise any and all remedies against the other, provided that Executive's receipt of severance benefits pursuant to Section 8 hereof shall constitute Executive's sole remedy with respect to this Agreement. Notwithstanding the foregoing, the provisions of this Section 7(b) and Sections 8 through 18 hereof shall survive and continue after the effective date of any expiration of the Term or any Termination.

          (c) For purposes of this Agreement, "Cause" means (i) Executive shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including without limitation the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company's business, (ii) Executive shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude, (iii) Executive's breach of any of the provisions of Section 3 or 9 hereof, (iv) the failure or refusal on the part of Executive to follow the legitimate directions of the Company, (v) Executive shall have reported to work impaired by or under the influence of alcohol or illegal drugs, (vi) Executive shall have engaged in sexual harassment or otherwise violated any harassment or discrimination law, (vii) Executive shall have engaged in the unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises, (viii) excessive absenteeism by Executive not related to illness, sick leave or vacations (but only after written notice from the Company followed by a repetition of such excessive absenteeism), or (ix) dishonesty of Executive.

     8. Severance Benefits. If Executive's employment is terminated by his death or by Company for any reason other than for Cause, then Executive (or his estate in the event of his death) shall be entitled to receive (i) payment of the unpaid portion, if any, of the Base Salary attributable to the period ending on the effective date of such expiration or Termination and (ii) payment of any expense reimbursements under Section 5 hereof for expenses incurred in the performance of his duties hereunder prior to such expiration or Termination. Except as otherwise set forth in this Section 8, Executive shall not be entitled to any severance or other compensation after expiration or any Termination.

     9. Confidentiality. Executive recognizes and acknowledges that he will have access to certain information of the Company and that such information is confidential and constitutes valuable, special and unique property of the Company. Executive shall not at any time, either during or subsequent to the Term, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, its successors, assigns or nominees, any Confidential Information of the Company (regardless of whether developed by Executive) without the prior written consent of the Company.

                                       3
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     As used herein, "Confidential Information" means: (i) information submitted by the Company in connection with the negotiation or performance of this Agreement, (ii) all information designated by the Company as secret, confidential, company private or other similar classifications, (iii) all information in the Company's possession concerning or belonging to third parties under a contractual or legal obligation to maintain confidentiality, (iv) all data generated as a result of the services rendered by Executive hereunder, and
(v) any and all documents, cards, tapes, discs and other media upon which such data or information is contained. Confidential Information excludes information
(x) in the public domain, (y) independently acquired or developed without breach of any legal or contractual obligation, and (z) information commonly known among parties familiar with the businesses similar to those conducted by the Company.

     10. Delivery of Documents upon Expiration or Termination. Executive shall deliver to the Company or its designee at the expiration or termination of his employment all correspondence, memoranda, notes, records, and other documents and all copies thereof, made, composed or received by Executive, solely or jointly with others, that are in Executive's possession, custody, or control at expiration or termination of his employment and that are related in any manner to the past, present, or anticipated business of the Company. In this regard, Executive hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of the Company.

     11. Injunctive Relief. Executive acknowledges that a breach of Sections 9 and 10 would cause irreparable damage to the Company, and in the event of Executive's breach of the provisions of Sections 9 or 10, the Company shall be entitled to a temporary restraining order and an injunction restraining Executive from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Executive.
Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach, including the recovery of damages from Executive. Executive acknowledges that the restrictions set forth in Sections 9 and 10 are reasonable in scope and duration, given the nature of the business of the Company. Executive agrees that issuance of an injunction restraining Executive from breaching such covenants in accordance with their terms will not pose an unreasonable restriction on Executive's ability to obtain employment or other work following the effective date of any Termination.

     12. Other Agreements. The provisions of Sections 9 through 11 shall be independent of and in addition to any other agreement between Executive and the Company or its subsidiaries or affiliates regarding the subject matter of Sections 9 through 11.

     13. Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and shall not be amended, altered, or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. This Agreement supersedes all prior agreements between the Company and Executive with respect to the subject matter hereof and all such prior agreements shall be void and of no further force or effect as of the Effective Date.

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     14.  Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     15. Governing Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     16. Assignability. Executive shall not, without the prior written consent of the Company, assign, transfer, or otherwise convey this Agreement or any right or interest herein. This Agreement and all rights and obligations of the Company or any of its successors may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of its successors. As used herein, the term "successor" shall mean any person, corporation or other entity that, by merger, consolidation, purchase of stock, assets, liquidation, voluntary or involuntary assignment, or otherwise, acquires all or a substantial part of the assets of the Company or succeeds to one or more lines of business of the Company.

     17. Interpretation. The parties hereto acknowledge and agree that each party and its counsel has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     18. Notices. All notices hereunder shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by express or other delivery service, if to Executive, to his attention at the address set forth below (or such other address as designated from time to time by such party) and, if to the Company, at the address set forth below (or such other address as designated from time to time by such party). All notices hereunder shall be deemed effective when received as set forth above. No notice shall be effective if given otherwise than as provided herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

ADDRESS:                           JUSTIN INDUSTRIES, INC.


2821 West Seventh Street           By:  /S/J. T. DICKENSON
Fort Worth, Texas  76107              --------------------------
Attention:  Secretary              Printed Name:  J. T. Dickenson
                                   Title:  President

ADDRESS:

                                   /S/RICHARD J. SAVITZ
                                   -----------------------------
                                   Richard J. Savitz

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated April 16, 1999 (the "Option Agreement"), between Justin Industries, Inc., a Texas corporation (the "Company"), and Richard J. Savitz (the "Optionee").

     WHEREAS, the Company and the Optionee have entered into an Agreement, dated April 16, 1999 (the "Agreement"); and

     WHEREAS, such Agreement provides for the Company to grant a stock option to the Optionee.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, subject to the terms and conditions set forth hereinafter, in the Company's 1999 Performance Incentive Plan (the "Plan") and in the Agreement, an option (the "Option") to purchase from the Company 15,000 shares (the "Option Shares") of Common Stock, par value $2.50 per share, of the Company at a purchase price of $13.0625 per share.

     2. Term of Option. The Option shall expire, and all rights granted hereunder to purchase the Option Shares shall terminate, 5 years from the date of this Option Agreement.

     3. Vesting of Option. The Option shall become fully exercisable on the second anniversary of the date hereof; provided, however, that in the event of a Change in Control (as defined in the Agreement), the Option shall become fully vested and immediately exercisable.

     4. Exercise of Option. The Option shall be exercised, subject to the conditions set forth in Section 5 hereof, by the Optionee's delivering written notice of the exercise of the Option or any portion thereof to the Company's Treasurer (or any other officer of the Company who is designated by the Company to accept such notices on its behalf), specifying the number of shares for which it is exercised. The Option price shall be paid in full at the time of exercise either (i) in cash by United States currency or check, (ii) with the consent of the Company, by tendering to the Company Mature shares of Common Stock of the Company held by the Optionee having a fair market value equal to the Option price, or (iii) any combination of (i) and (ii), above; at the election of the Optionee, any tax due on the gain realized upon exercise of an Option may likewise be paid, with the consent of the Company, as aforesaid, and in addition, with the consent of the Company, through withholding by the Company of Option shares being exercised and having a fair market value equal to the Option price for an amount that is no more than the minimum required tax withholding. Mature shares are defined as shares owned by the Optionee for at least six months prior to the date tendered for use as payment for option shares or minimum taxes owed. Upon exercise of the Option or any portion thereof, the Company will, as promptly as practicable, issue and deliver at the Company's corporate office a stock certificate or certificates representing the Option Shares so purchased. If the Company shall determine that it is required to withhold any federal, state or local taxes as a result of the Optionee's exercise of the Option, the Company shall give notice thereof to the Optionee and the Company shall not be obligated to issue any Option Shares until the Optionee shall have paid to the Company by certified or cashier's check or paid through withholding of Option Shares, as described above, the amount of such withholding taxes.

                                      A-1
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     5.   Certain Conditions to Exercise of the Option.  The Option Shares
delivered pursuant to the exercise of the Option may be subject to certain restrictions as provided in the Plan.

     6. Non-Assignability of Option. This Option shall not be transferable or assignable by the Optionee otherwise than as permitted by the Plan.

     7. Changes to Capital Structure. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, recapitalization, reclassification or other similar capital or corporate structure change, the number of Option Shares unpurchased and remaining subject to this Option and the purchase price of such Option Shares shall be appropriately adjusted to reflect such change.

     8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or certified, registered or express mail or overnight courier service (postage and other charges prepaid), addressed:

     If to the Optionee to:

          Richard J. Savitz

     If to the Company to:

          Justin Industries, Inc.
          2821 West Seventh Street
          Fort Worth, Texas  76107
          Attention: Secretary


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, and such notice or communication shall be deemed given when received if personally delivered or sent by facsimile transmission, or three days after being placed in the U.S. mail if sent by registered or certified mail, or one day after being sent by express mail or overnight courier.

     9. Miscellaneous. The Optionee shall have no rights as a shareholder of the Company or any claim to dividends with respect to any Option Shares until such Option Shares are issued to the Optionee by the Company. Nothing contained in this Option shall confer upon the Optionee any rights with respect to the Company except as specifically set forth herein.

                                      A-2
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     10.  Incorporation of Agreement Provisions.  This Option Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     11. Governing Law. This Option Agreement shall be governed by and construed in accordance with the law of the State of Texas.

     12. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement has been executed by the Company and the Optionee as of the date first above written.

                                   OPTIONEE:

                                   /S/RICHARD J. SAVITZ
                                   -----------------------------
                                   Richard J. Savitz



                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title:  President

                                      A-3
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                                    EXHIBIT B

                        RESTRICTED STOCK AWARD AGREEMENT


     RESTRICTED STOCK AWARD AGREEMENT, dated April 16, 1999, between Justin Industries, Inc., a Texas corporation (the "Company"), and Richard J. Savitz (the "Executive").

     WHEREAS, pursuant to the provisions of the Company's 1999 Performance Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the "Committee") administers the Plan; and

     WHEREAS, the Committee has determined that the Executive be granted a Restricted Stock Award under the Plan for the number of shares of Common Stock and upon the terms set forth below;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1. Grant of Award. The Executive is hereby granted an award under the Plan (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to 10,000 shares of Common Stock (the "Restricted Stock"). The Executive shall be issued stock certificates evidencing the shares of Restricted Stock covered by this Award. Such certificates shall be registered in the name of the Executive, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to this Award, substantially in the following form:

          The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the 1999 Performance Incentive Plan of Justin Industries, Inc. and the Restricted Stock Award Agreement entered into between the registered owner and Justin Industries, Inc. Copies of such Plan and Agreement are on file in the offices of Justin Industries, Inc., 2821 West Seventh Street, Fort Worth, Texas 76101.

The certificates evidencing the shares of Restricted Stock shall be held in custody by the Company or its designee until the restrictions on such shares shall have lapsed, and, as a condition of this Award, the Executive shall deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock covered by this Award.

     2. Transfer Restrictions. Except as expressly provided in the Plan, the Restricted Stock issued with respect to this Award shall not be transferable or assignable. This Award and the Restricted Stock issued with respect to this Award may not be pledged or hypothecated or otherwise encumbered and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the shares of Restricted Stock relating thereto shall be forfeited.

                                      B-1
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     3.   Restrictions.  The restrictions on the shares of Restricted Stock shall lapse and such shares shall vest in accordance with the following schedule:

          (a) 5,000 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $16.00 per share for 10 consecutive trading days;

          (b) 2,500 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $18.00 per share for 10 consecutive trading days; and

          (c) 2,500 shares of Restricted Stock shall vest at such time as the last sale price of the Common Stock in the over-the-counter market as reported by the Wall Street Journal is $20.00 per share for 10 consecutive trading days.

Notwithstanding the foregoing, the restrictions on the shares of Restricted Stock, including vesting requirements, shall lapse at such time as a Change in Control (as defined in the Plan) shall have occurred. Shares as to which restrictions shall have lapsed shall no longer be deemed Restricted Stock. All shares of Restricted Stock as to which the restrictions thereon shall not have lapsed within five years following the date of this Agreement shall be immediately forfeited to the Company.

     4. Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Executive shall have the right to vote the shares of Restricted Stock and to receive any dividends paid or other distributions made with respect thereto; provided, however, that any dividend or distribution payable with respect to Restricted Stock shall be subject to the same restrictions and shall vest and become payable or distributable to the Executive at the same time the related Restricted Stock vests pursuant to Section 3 hereof. Any such dividend or distribution shall be held by the Company for the account of the Executive, subject to forfeiture pursuant to Section 3 hereof, until such time as the related shares of Restricted Stock shall have become fully vested.

     5. Distribution Following End of Restrictions. Upon the occurrence of the vesting events provided in Section 3 hereof as to any portion of the Restricted Stock, the Company will cause a new certificate evidencing such number of vested shares of Common Stock to be delivered to the Executive, or in the case of his death to his legal representative, beneficiary or heir, free of the legend regarding transferability set forth in Section 1.

     6. Tax Withholding. The obligation of the Company to deliver any certificate to the Executive pursuant to Sections 1 and 5 hereof shall be subject to the receipt by the Company from the Executive of any withholding taxes required as a result of the grant of the Award or lapsing of restrictions thereon. Subject to the consent of the Committee, the Executive may satisfy all or part of such withholding tax requirement by electing to require the Company to purchase that number of unrestricted shares of Common Stock designated by the Executive at a price equal to the last sale price or closing "asked" price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System or other national quotation service on the date of lapse of the restrictions or, if no such sale of Common Stock is reported on such day, on the next preceding day on which trading occurred.
                                      B-2
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     7.   Securities Laws Requirements.  The Company shall not be required to issue shares pursuant to the Award unless and until (a) such shares have been duly listed upon each stock exchange, if any, on which the Common Stock is then registered; and (b) the Company has complied with applicable federal and state securities laws. The Committee may require the Executive to furnish to the Company, prior to the issuance of any shares of Restricted Stock in connection with this Award, an agreement, in such form as the Committee may from time to time deem appropriate, in which the Executive represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

     8. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein, and receipt of a copy of the Plan is hereby acknowledged by Executive. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Texas, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Executive. No contract or right of employment shall be implied by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/J. T. DICKENSON
                                      --------------------------
                                   Name:  J. T. Dickenson
                                   Title:  President


                                   EXECUTIVE:

                                   /S/RICHARD J. SAVITZ
                                   -----------------------------
                                   Richard J. Savitz

                                      B-3